UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2013
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Raytheon Company (the “Company”) is filing this amendment to its Current Report on Form 8-K filed March 25, 2013, which reported that Thomas A. Kennedy had been appointed as Executive Vice President and Chief Operating Officer of the Company, effective April 1, 2013. On May 30, 2013 the Company's Board of Directors approved the following compensation actions relating to Mr. Kennedy's new role.
Mr. Kennedy will receive an annual base salary of $750,000 and a Results-Based Incentive (“RBI”) target payout of 150% of annual base salary. Mr. Kennedy was also awarded 29,704 shares of restricted stock, with the restrictions thereon lapsing at a rate of one-third per year on the second, third and fourth anniversaries of the date of grant. No other changes were made to Mr. Kennedy's existing terms of employment which are substantially similar to other Company executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    RAYTHEON COMPANY

Date: June 3, 2013                    By:_/s/ Jay B. Stephens__________________
     Jay B. Stephens
Senior Vice President, General Counsel and
Secretary

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